Exhibit 99

From:    Brian Manthey (news media)
414-221-4444
brian.manthey@we-energies.com

Colleen F. Henderson, CFA (analysts)
414-221-2592
colleen.henderson@wisconsinenergy.com

April 30, 2014

Wisconsin Energy posts 2014 first quarter results

MILWAUKEE - Wisconsin Energy (NYSE: WEC) today reported net income of $207.6 million or 91 cents a share for the first quarter of 2014. This compares with net income of $176.6 million or 76 cents a share for the first quarter of 2013.

First quarter 2014 revenues were $1.7 billion. Revenues totaled $1.3 billion in the corresponding quarter last year.

Severe winter temperatures drove record demand for natural gas over the first three months of 2014. The company delivered more natural gas to customers than during any other quarter in history - breaking the previous record set in the first quarter of 2008 by 11 percent.

In addition, retail demand for electricity across the region rose by 3.9 percent over last year’s first quarter.

“Our gas and electric delivery networks and our generating fleet - including our newest units at Oak Creek and Port Washington - performed exceptionally well during the harshest weather conditions we’ve seen in more than 30 years,” said Gale Klappa, chairman and chief executive officer. “The investments we’ve made in modern, efficient infrastructure made a real difference for our customers this winter,” Klappa added.

Residential use of electricity rose by 5.8 percent in this year’s first quarter. Consumption of electricity by small commercial and industrial customers increased by 3.8 percent. Electricity use by large commercial and industrial customers - excluding the iron ore mines in Michigan's Upper Peninsula - was 1.8 percent higher.

On a weather-normalized basis, retail consumption of electricity - excluding the iron ore mines - increased by 1.7 percent.

At the end of March, the company was serving approximately 3,200 more electric customers and 6,200 more natural gas customers than a year ago.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call
A conference call is scheduled for 1 p.m. Central time on April 30, 2014. The presentation will review 2014 first quarter earnings and will discuss the company's outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing
866-439-9410 up to 15 minutes before the call begins. International callers may dial
706-643-5658. The conference ID is 24693038. Access also may be gained through the company's website (wisconsinenergy.com). Select 'First Quarter Earnings Release and Conference Call' and then select 'Go to webcast.' In conjunction with this earnings announcement, Wisconsin Energy will post on its website a package of detailed financial information on its first quarter performance. The materials will be available at
6:30 a.m. Central time on April 30, 2014.

Replay
A replay will be available on the website and by phone after the presentation. Access to the webcast replay will be available on the website about two hours after the presentation. Access to a phone replay also will be available approximately two hours after the presentation and remain accessible through May 15, 2014. Domestic callers should dial 855-859-2056. International callers should dial 404-537-3406. The replay conference ID is 24693038.

Wisconsin Energy Corporation (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving more than 1.1 million electric customers in Wisconsin and Michigan’s Upper Peninsula and 1.1 million natural gas customers in Wisconsin.  The company’s principal utility is We Energies.  The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

Wisconsin Energy (wisconsinenergy.com), a component of the S&P 500, has nearly $15 billion of assets, 4,300 employees and approximately 40,000 stockholders of record.

Tables follow

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS
(Unaudited)

	Three Months Ended March 31
	2014	2013
	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$1,695.0	$1,275.2

Operating Expenses
Fuel and purchased power	318.6	271.0
Cost of gas sold	591.5	270.1
Other operation and maintenance	275.4	288.1
Depreciation and amortization	100.6	95.5
Property and revenue taxes	30.6	29.5
Total Operating Expenses	1,316.7	954.2

Treasury Grant	3.5	—

Operating Income	381.8	321.0

Equity in Earnings of Transmission Affiliate	17.3	16.6
Other Income, net	1.1	4.4
Interest Expense, net	62.3	65.0

Income Before Income Taxes	337.9	277.0

Income Tax Expense	130.3	100.4

Net Income	$207.6	$176.6

Earnings Per Share
Basic	$0.92	$0.77
Diluted	$0.91	$0.76

Weighted Average Common Shares Outstanding (Millions)
Basic	225.8	228.9
Diluted	227.7	231.2

Dividends Per Share of Common Stock	$0.39	$0.34

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	March 31, 2014	December 31, 2013
	(Millions of Dollars)
Assets

Property, Plant and Equipment, Net	$10,941.7	$10,906.6

Investments
Equity investment in transmission affiliate	409.6	402.7
Other	35.8	36.1
Total Investments	445.4	438.8

Current Assets
Cash and cash equivalents	27.6	26.0
Accounts receivable, net	605.8	406.0
Accrued revenues	289.2	321.1
Materials, supplies and inventories	234.9	329.4
Current deferred tax asset, net	261.4	310.0
Prepayments and other	126.1	158.6
Total Current Assets	1,545.0	1,551.1

Deferred Charges and Other Assets
Regulatory assets	1,098.0	1,108.5
Goodwill	441.9	441.9
Other	328.8	322.5
Total Deferred Charges and Other Assets	1,868.7	1,872.9
Total Assets	$14,800.8	$14,769.4

Capitalization and Liabilities

Capitalization
Common equity	$4,322.0	$4,233.0
Preferred stock of subsidiary	30.4	30.4
Long-term debt	4,348.8	4,363.2
Total Capitalization	8,701.2	8,626.6

Current Liabilities
Long-term debt due currently	343.8	342.2
Short-term debt	422.2	537.4
Accounts payable	435.0	342.6
Accrued payroll and benefits	73.3	96.9
Other	150.3	177.3
Total Current Liabilities	1,424.6	1,496.4

Deferred Credits and Other Liabilities
Regulatory liabilities	874.4	879.1
Deferred income taxes - long-term	2,699.0	2,634.0
Deferred revenue, net	651.9	664.2
Pension and other benefit obligations	169.5	173.2
Other	280.2	295.9
Total Deferred Credits and Other Liabilities	4,675.0	4,646.4
Total Capitalization and Liabilities	$14,800.8	$14,769.4

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
	2014	2013
	(Millions of Dollars)
Operating Activities
Net income	$207.6	$176.6
Reconciliation to cash
Depreciation and amortization	103.7	98.2
Deferred income taxes and investment tax credits, net	111.6	101.8
Working capital and other	(37.8)	(46.3)
Cash Provided by Operating Activities	385.1	330.3

Investing Activities
Capital expenditures	(129.2)	(133.6)
Investment in transmission affiliate	(3.9)	(1.3)
Other, net	(6.0)	(10.4)
Cash Used in Investing Activities	(139.1)	(145.3)

Financing Activities
Common stock repurchased under benefit plans, net	(18.8)	(28.1)
Common stock repurchased under repurchase plan	(18.6)	(11.1)
Dividends paid on common stock	(88.1)	(77.8)
Change in debt, net	(124.1)	(86.4)
Other, net	5.2	7.5
Cash Used in Financing Activities	(244.4)	(195.9)

Change in Cash	1.6	(10.9)

Cash at Beginning of Period	26.0	35.6

Cash at End of Period	$27.6	$24.7

Wisconsin Energy Corporation
Normalized Retail Electric Sales (a)

Delivery Sales
	First Quarter		Annual (b)
	2014 Actual vs. 2013 Actual	2014 Normalized vs. 2013 Normalized	2014 Budget vs. 2013 Normalized
Residential	5.8%	1.7%	0.4%
Small Commercial/Industrial	3.8%	1.8%	0.3%
Large Commercial/Industrial (ex. Mines)	1.8%	1.8%	0.9%
Total Large Commercial/Industrial	1.6%	1.6%	0.4%
Total Retail Sales	3.6%	1.7%	0.4%
Retail (ex. Mines)	3.9%	1.7%	0.5%

Energy Sales
	First Quarter		Annual (b)
	2014 Actual vs. 2013 Actual	2014 Normalized vs. 2013 Normalized	2014 Budget vs. 2013 Normalized
Residential	5.8%	1.7%	0.4%
Small Commercial/Industrial	3.4%	1.3%	0.1%
Large Commercial/Industrial (ex. Mines)	(0.5)%	(0.5)%	(0.8)%
Total Large Commercial/Industrial	(23.6)%	(23.6)%	(14.4)%
Total Retail Sales	(5.5)%	(7.5)%	(4.7)%
Retail (ex. Mines)	3.0%	0.9%	(0.1)%

(a) Normalized - 20 year average weather adjusted.

(b) Actual results may differ materially from these forecasts because of seasonal, economic and other factors.